Exhibit 15.2

Cardno, Inc.

534 Industrial Park Road

Bluefield, VA 24605

USA

Phone: +1 276 322 5467

Fax: +1 276 322 5460

www.cardno.com

CONSENT OF  CARDNO,  INC.

We hereby  consent  to  (a)  being  named  in  the  Annual  Report  on Form 20-F  of   ArcelorMittal for  the  year  ended  December 31, 2015  (the   "2015  20-F") as  having   prepared certain  coal  reserve  estimates  and  (b)  the   incorporation  by reference  of   the  2015 20-F  into   the  Registration Statements  Nos.  333-147382, 333-153576, 333-162697  and  333-170117  on  Form  S-8  and  Registration  Statement  No.  333 -202409 on   Form F-3   (as  amended by  Post-Effective  Amendment  No.  1 ).

CARDNO, INC.

/s/ J. Scott Nelson, C.P.G.

[J. Scott Nelson, C.P.G.]

[Principal, Practice Leader - Geology]

[Blacksburg, Virginia]

[January 29, 2016]

/s/ Justin S. Douthat, P.E., M.B.A.

[Justin S. Douthat, P.E., M.B.A.]

                          [Principal, Business Unit Manager - Mining Advisory Services]

[Bluefield, Virginia]

[January 29, 2016]

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